UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Onconetix, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Onconetix, Inc.

201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

To the Stockholders of Onconetix, Inc.:

You are cordially invited to attend the special meeting (the “Special Meeting”) of Onconetix, Inc. (“Onconetix” or the “Company”) to be held on October 27, 2026, beginning at 9:00 a.m., Eastern Time at the offices of Moritt Hock & Hamroff LLP, 400 Garden City Plaza, 2nd Floor, Garden City, NY 11530.

1.	To approve, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 154,856,150 shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to adjustment, upon conversion of the Company’s Series F Preferred Stock, par value $0.00001 per share (“Series F Preferred Stock”) issued to an investor in a private placement transaction which was completed on July 29, 2026 (the “Series F PIPE Proposal”);

2.	To grant discretionary authority to the Company’s Board of Directors (the “Board”) to amend the Onconetix Amended and Restated Certificate of Incorporation (the “Charter”) in order to effect a reverse stock split of all outstanding shares of the Company’s Common Stock, which amendment shall be substantially in the form appended to the accompanying proxy statement as Annex A (the “Reverse Stock Split Amendment”), at a ratio in the range of 1-for-2 to 1-for-15 (the “Reverse Stock Split”), with the exact ratio to be determined by the Board in its sole discretion, provided that the Reverse Stock Split is completed no later than the one year anniversary date of the Special Meeting (the “Reverse Stock Split Proposal”); and

3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

The Board has fixed the close of business on September 23, 2026 as the record date (the “Record Date”) for the Special Meeting and only stockholders who held Common Stock of Onconetix as of the Record Date will be entitled to vote at the Special Meeting and at any adjournments and postponements thereof.

The Onconetix Board has unanimously determined and resolved that the Series F PIPE Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal are advisable and fair to, and in the best interests of, Onconetix and its stockholders. Accordingly, the Onconetix Board unanimously recommends that Onconetix stockholders vote “FOR” each of the foregoing proposals.

Your vote is important. More information about Onconetix and the Special Meeting is contained in the accompanying proxy statement. You are encouraged to read the accompanying proxy statement in its entirety.

Very truly yours,

/s/ David A. White
David A. White
Chief Executive Officer

The accompanying proxy statement is dated [____], 2026 and is first being mailed to the stockholders of Onconetix on or about [____], 2026.

Onconetix, Inc.

201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

NOTICE OF SPECIAL MEETING

OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER OCTOBER 27, 2026

TO THE STOCKHOLDERS OF ONCONETIX, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of Onconetix, Inc. (“Onconetix” or the “Company”), a Delaware corporation, will be held on October 27, 2026, beginning at 9:00 a.m., Eastern Time at the offices of Moritt Hock & Hamroff LLP, 400 Garden City Plaza, 2nd Floor, Garden City, NY 11530. You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

1.	To approve, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 154,856,150 shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to adjustment, upon conversion of the Company’s Series F Preferred Stock, par value $0.00001 per share (“Series F Preferred Stock”) issued to an investor in a private placement transaction which was completed on July 29, 2026 (the “Series F PIPE Proposal”);

2.	To grant discretionary authority to the Company’s Board of Directors (the “Board”) to amend the Onconetix Amended and Restated Certificate of Incorporation (the “Charter”) in order to effect a reverse stock split of all outstanding shares of the Company’s Common Stock, which amendment shall be substantially in the form appended to the accompanying proxy statement as Annex A (the “Reverse Stock Split Amendment”), at a ratio in the range of 1-for-2 to 1-for-15 (the “Reverse Stock Split”), with the exact ratio to be determined by the Board in its sole discretion, provided that the Reverse Stock Split is completed no later than the one year anniversary date of the Special Meeting (the “Reverse Stock Split Proposal”); and

3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

The Proposals are described in the accompanying proxy statement, which we encourage you to read in its entirety before voting. Only holders of record of Common Stock at the close of business on September 23, 2026 are entitled to notice of the Special Meeting and to vote and have their votes counted at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of Onconetix stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of Onconetix for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

The Onconetix Board unanimously recommends that Onconetix stockholders vote “FOR” each of the foregoing proposals.

The existence of any financial and personal interests of one or more of Onconetix’s directors may be argued to result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Onconetix and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals.

Assuming a quorum is present at the Special Meeting, the proposals require the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by proxy over the internet using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to authorize the individuals named on your proxy card to vote your shares of Common Stock at the Special Meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder) please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares. The list of Onconetix stockholders entitled to vote at the Special Meeting will be available at Onconetix’s headquarters during regular business hours for examination by any Onconetix stockholder for any purpose germane to the Special Meeting for a period of at least ten days prior to the Special Meeting. The stockholder list will also be available for examination during the Special Meeting.

PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, VIA THE SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT.

By Order of the Board,

/s/ David A. White
David A. White
Chief Executive Officer
Onconetix, Inc.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

This proxy statement is dated [____], 2026 and is first being mailed to the stockholders of Onconetix on or about [____], 2026.

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REFERENCES TO ADDITIONAL INFORMATION

The accompanying proxy statement incorporates important business and financial information about Onconetix from other documents that Onconetix has filed with the U.S. Securities and Exchange Commission (“SEC”) and that are not contained in and are instead incorporated by reference in the accompanying proxy statement. For a list of documents incorporated by reference in the accompanying proxy statement, see “Where You Can Find More Information.” This information is available for you, without charge, to review through the SEC’s website at www.sec.gov.

You may request a copy of the accompanying proxy statement, any of the documents incorporated by reference in the accompanying proxy statement or other information filed with the SEC by Onconetix, without charge, by written request directed to the following contact:

Onconetix, Inc.
Attention: David A. White, Chief Executive Officer

Email: Dwhite@onconetix.com
201 E. Fifth Street, Suite 1900
Cincinnati, OH 45202

In order for you to receive timely delivery of the documents in advance of the special meeting of Onconetix stockholders to be held on October 27, 2026, which is referred to as the “Special Meeting,” you must request the information no later than [____], 2026.

If you have any questions about the Special Meeting or need to obtain a proxy card or other information, please contact Onconetix’s proxy solicitor at:

Alliance Advisors

150 Clove Road, Suite 400

Little Falls, NJ 07424

ONCO@allianceadvisors.com

The contents of the websites of the SEC, Onconetix, or any other entity are not incorporated in the accompanying proxy statement. The information about how you can obtain certain documents that are incorporated by reference in the accompanying proxy statement at these websites is being provided only for your convenience.

FREQUENTLY ASKED QUESTIONS

The following questions and answers briefly address some questions that you, as an Onconetix stockholder, may have regarding the matters being considered at the Special Meeting. You are urged to carefully read this proxy statement and the other documents referred to in this proxy statement in their entirety because this section may not provide all the information that is important to you regarding these matters. See “Summary” for a summary of important information regarding the Special Meeting. Additional important information is contained in the annexes to, and the documents incorporated by reference in, this proxy statement. You may obtain the information incorporated by reference in this proxy statement, without charge, by following the instructions in the section titled “Where You Can Find More Information.”

Why am I receiving this proxy statement?

We sent you this proxy statement because our Board is soliciting your proxy to vote at the Special Meeting that Onconetix is holding to seek stockholder approval on certain matters described in further detail herein. This proxy statement summarizes the information you need to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares.

What is being voted on?

You are being asked to vote on three proposals:

1.	To approve, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 154,856,150 shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to adjustment, upon conversion of the Company’s Series F Preferred Stock, par value $0.00001 per share (“Series F Preferred Stock”) issued to an investor in a private placement transaction which was completed on July 29, 2026 (the “Series F PIPE Proposal”);

2.	To grant discretionary authority to the Company’s Board of Directors (the “Board”) to amend the Onconetix Amended and Restated Certificate of Incorporation (the “Charter”) in order to effect a reverse stock split of all outstanding shares of the Company’s Common Stock, which amendment shall be substantially in the form appended to the accompanying proxy statement as Annex A (the “Reverse Stock Split Amendment”), at a ratio in the range of 1-for-2 to 1-for-15 (the “Reverse Stock Split”), with the exact ratio to be determined by the Board in its sole discretion, provided that the Reverse Stock Split is completed no later than the one year anniversary date of the Special Meeting (the “Reverse Stock Split Proposal”); and

3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

On or about September [___], 2026, we will begin mailing our proxy materials, including the Notice of the Special Meeting, this proxy statement, the accompanying proxy card or, for shares held in street name (i.e., shares held for your account by a broker or other nominee), a voting instruction form.

When and where will the Special Meeting take place?

The Special Meeting will be held on October 27, 2026, beginning at 9:00 a.m., Eastern Time at the offices of Moritt Hock & Hamroff LLP, 400 Garden City Plaza, 2nd Floor, Garden City, NY 11530.

When is the record date for the Special Meeting?

The record date for determination of stockholders entitled to vote at the Special Meeting is the close of business on September 23, 2026, which we refer to as the “record date.”

Who is entitled to vote at the Special Meeting?

All holders of record of shares of Common Stock who held shares at the close of business on September 23, 2026, the record date, are entitled to receive notice of, and to vote at, the Special Meeting. Attendance at the Special Meeting is not required to vote. See below and the section titled “The Special Meeting — Methods of Voting” for instructions on how to vote without attending the Special Meeting.

Does my vote matter?

Yes, your vote is very important, regardless of the number of shares that you own.

How does the Onconetix Board recommend that I vote at the Special Meeting?

The Onconetix Board unanimously recommends that Onconetix stockholders vote “FOR” each of the proposals.

Why should I vote for the Series F PIPE Proposal?

We are subject to the Nasdaq Rules because our Common Stock is currently listed on the Nasdaq Capital Market.

Pursuant to Nasdaq Rule 5635(d), stockholder approval is generally required prior to the issuance by a listed company in a transaction other than a public offering of securities convertible into or exercisable for Common Stock if the issuance could result in the issuance of 20% or more of the Company's outstanding Common Stock or voting power before the issuance at a price that is less than the Nasdaq Minimum Price (as defined in the Nasdaq Listing Rules).

The Series F Preferred Stock was issued in a private placement and is convertible into shares of Common Stock at a variable conversion price, subject to a floor price. Because the issuance of shares of Common Stock upon conversion of the Series F Preferred Stock could result in the issuance of more than 20% of the Company’s outstanding Common Stock or voting power under circumstances requiring stockholder approval pursuant to Nasdaq Rule 5635(d), the Series F Certificate of Designations limits the Company’s ability to issue shares of Common Stock upon conversion of the Series F Preferred Stock in excess of the applicable Nasdaq limitations until such stockholder approval has been obtained, as discussed under “Proposal 1: Series F PIPE Proposal.”

If stockholders do not approve the Series F PIPE Proposal the Company may not be able to honor any conversions of Series F Preferred Stock at certain adjusted conversion prices. This may materially impact our ability to raise capital and satisfy our ongoing business needs and growth strategy, which we believe would significantly and adversely affect our stockholders.

Why should I vote for the Reverse Stock Split Proposal?

On May 27, 2025, the Company appeared before a Nasdaq Hearings Panel (the “Panel”) in connection with its continued listing on The Nasdaq Capital Market. On June 11, 2025, the Panel issued a decision granting the Company’s request for continued listing, subject to the Company satisfying the applicable continued listing requirements by June 30, 2025. On July 7, 2025, Nasdaq formally notified the Company that it had regained compliance with the applicable continued listing requirements, including the requirement to maintain a minimum bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Company’s Common Stock remains listed on The Nasdaq Capital Market. However, there can be no assurance that the Company will continue to satisfy Nasdaq’s continued listing standards. If the Company fails to maintain compliance with the applicable continued listing requirements in the future, Nasdaq may commence delisting proceedings, which could result in the delisting of the Company’s Common Stock.

On February 3, 2026, the Company held a special meeting of stockholders (the “February 2026 Special Meeting”), at which its stockholders approved an amendment to the Charter to effect a reverse stock split of the outstanding shares of Common Stock at a ratio in the range of 1-for-2 to 1-for-50, with the specific ratio to be determined by the Board. Effective March 25, 2026, the Company implemented a 1-for-5 reverse stock split of its outstanding Common Stock (the “March 2026 Reverse Split”).

On April 30, 2026, the Company held its annual meeting of stockholders (the “2026 Annual Meeting”), at which its stockholders approved an amendment to the Charter authorizing the Board to effect one or more reverse stock splits of the outstanding Common Stock prior to the one year anniversary at ratios ranging from 1-for-2 to 1-for-10, subject to an aggregate maximum ratio of 1-for-100. Effective May 21, 2026, the Company implemented a 1-for-10 reverse stock split of its outstanding Common Stock (the “May 2026 Reverse Split”). Under the terms of the stockholder approval, the Board retains authority to effect one or more additional reverse stock splits at ratios ranging from 1-for-2 to 1-for-10 prior to April 30, 2027, subject to the aggregate 1-for-100 limitation applicable to such authorization.

The authority sought pursuant to the Reverse Stock Split Proposal would be supplemental to, and would not replace or otherwise affect, the Board’s existing reverse stock split authority approved by stockholders at the April 2026 Special Meeting.

Although the Company is currently in compliance with the applicable Nasdaq continued listing requirements and the Board currently has authority to effect additional reverse stock splits pursuant to the authorization approved at the 2026 Annual Meeting, the Board believes that obtaining the additional authority contemplated by the Reverse Stock Split Proposal is advisable to provide the Company with additional flexibility to respond to future circumstances that could affect the Company’s continued listing on Nasdaq, its ability to raise capital and the marketability and liquidity of the Common Stock. The Company completed two transactions on July 29, 2026 which could result in a large number of shares being issued in the future. First, the Company issued, in a private placement offering, Series F Preferred Stock which is convertible into shares of Common Stock. Second, the Company entered into a Equity Line of Credit with an investor which could also result in the issuance of a large number of shares of Common Stock. In the event that shares with respect to these two transactions are issued in substantial amounts, and our stock price is adversely affected, we may find it necessary to effect an additional reverse stock split.

Accordingly, the Board is requesting that stockholders grant it the authority, in its discretion, to effect a single additional reverse stock split at a ratio in the range of 1-for-2 to 1-for-15, with the exact ratio to be determined by the Board in its sole discretion.

Why should I vote for the Adjournment Proposal?

If the Adjournment Proposal is not approved, the Onconetix Board may not be able to adjourn the Special Meeting to another time and place if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal.

What is a proxy?

A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. If you are a stockholder of record, you can vote by proxy over the internet or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially through a broker, bank or other nominee in “street name,” you should follow the voting instructions provided by your broker, bank or other nominee.

How many votes do I have at the Special Meeting?

Each Onconetix stockholder is entitled to one vote on each proposal for each share of Common Stock held of record at the close of business on the record date. At the close of business on the record date, there were 4,380,522 shares of Common Stock outstanding.

How many votes can be cast by all stockholders?

There were 4,380,522 shares of our Common Stock outstanding on the record date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each outstanding share of our Common Stock is entitled to one vote on each matter considered at the Special Meeting. Other Company stock that is outstanding, namely, shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not entitled to vote on the matters being considered at the Special Meeting.

What constitutes a quorum for the Special Meeting?

A quorum is the minimum number of shares required to be represented, either through attendance or through representation by proxy, to hold a valid meeting.

The holders of one-third of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting must be present in person or represented by proxy in order to constitute a quorum for the transaction of business at the Special Meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting.

How can I vote my shares at the Special Meeting?

If on September 23, 2026 your shares were registered directly in your name with Onconetix’s transfer agent, Continental Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

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If on September 23, 2026, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

Even if you plan to attend the Special Meeting, Onconetix recommends that you vote by proxy in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Special Meeting.

For additional information on attending the Special Meeting, see the section titled “The Special Meeting.”

How can I vote my shares without attending the Special Meeting?

Whether you hold your shares directly as a stockholder of record of Onconetix or beneficially in “street name,” you may direct your vote by proxy without attending the Special Meeting.

If you are a stockholder of record, you can vote by proxy:

•	by Internet 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on [_____], 2026 (have your proxy card in hand when you visit the website); or

•	by completing and mailing your proxy card in accordance with the instructions provided on the proxy card.

If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, or other nominee. If you hold your shares through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. Eastern Time on [______], 2026.

For additional information on voting procedures, see the section titled “The Special Meeting.”

What stockholder vote is required for the approval of each proposal at the Special Meeting?

All of the proposals require the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

What is a “broker non-vote?”

Under Nasdaq rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. We expect the Reverse Stock Split Proposal and Adjournment Proposal to be considered “routine” matters and the Series F PIPE Proposal to be considered a “non-routine” matter. Accordingly, banks, brokers and other nominees may have discretionary authority to vote uninstructed shares on the Reverse Stock Split Proposal and Adjournment Proposal, but will not have discretionary authority to vote uninstructed shares on the Series F PIPE Proposal. The determination of whether a proposal is “routine” or “non-routine” is made by the NYSE.

A “broker non-vote” occurs on a proposal when (i) a broker, bank or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares, and (ii) the beneficial owner fails to provide the broker, bank or other nominee with such instructions.

What will happen if I fail to vote or abstain from voting on each proposal at the Special Meeting?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the special meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares outstanding or present in person or represented by proxy and entitled to vote at the special meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

If your shares of Common Stock are registered directly in your name with the transfer agent of Onconetix, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote directly at the Special Meeting. You may also grant a proxy directly to Onconetix, or to a third party to vote your shares at the Special Meeting.

If your shares of Common Stock are held by brokerage firm, bank, dealer or other similar organization, trustee, or nominee, you are considered the beneficial owner of shares held in “street name.” Your brokerage firm, bank, dealer or other similar organization, trustee, or nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares. You should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization, trustee, or nominee to vote your shares.

In order to attend and vote at the Special Meeting, you should follow the voting instructions provided by your bank, broker or other nominee. If you hold your shares of Common Stock through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge that offers Internet voting options. If your shares of Common Stock are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. Eastern Time on [______], 2026.

If my shares of Common Stock are held in “street name” by my brokerage firm, bank, dealer or other similar organization, trustee, or nominee, will my brokerage firm, bank, dealer or other similar organization, trustee, or nominee automatically vote those shares for me?

Your bank, broker or other nominee will vote your shares of Common Stock in accordance with the instructions you provide. Banks, brokers and other nominees who hold shares of Common Stock in “street name” for their customers generally have authority to vote on “routine” proposals when they have not received instructions from beneficial owners, but are prohibited from exercising their voting discretion with respect to “non-routine” matters. We expect the Reverse Stock Split Proposal and Adjournment Proposal to be considered “routine” matters and the Series F PIPE Proposal to be considered a “non-routine” matter. Accordingly, if you do not provide voting instructions, your bank, broker or other nominee may have discretionary authority to vote your shares on the Reverse Stock Split Proposal and Adjournment Proposal, but will not have discretionary authority to vote your shares on the Series F PIPE Proposal.

What should I do if I receive more than one set of voting materials for the Special Meeting?

If you hold shares of Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the Special Meeting.

Record Holders. For shares held directly, please vote by proxy over the internet, using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to ensure that all of your shares of Common Stock are voted.

Shares Held in “Street Name.” For shares held in “street name” through a bank, broker, or other nominee, you should follow the procedures provided by bank, broker or other nominee to submit a proxy or vote your shares.

If a stockholder gives a proxy, how are the shares of Common Stock voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Common Stock in the way that you indicate. For each item before the Special Meeting, you may specify whether your shares of Common Stock should be voted “for” or “against,” or abstain from voting.

For more information regarding how your shares will be voted if you properly sign, date and return a proxy card, but do not indicate how your Common Stock should be voted, see below “— How will my shares be voted if I return a blank proxy?”

How will my shares be voted if I return a blank proxy?

If you sign, date and return your proxy and do not indicate how you want your shares of Common Stock to be voted, then your shares of Common Stock will be voted in accordance with the recommendation of the Onconetix Board, “FOR” each of the proposals.

Can I change my vote after I have submitted my proxy?

Any Onconetix stockholder giving a proxy has the right to revoke the proxy and change their vote before the proxy is voted at the Special Meeting by doing any of the following:

•	subsequently submitting a new proxy for the Special Meeting that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Onconetix’s Corporate Secretary; or

•	attending and voting at the Special Meeting. Note that a proxy will not be revoked if you attend, but do not vote at, the Special Meeting.

Execution or revocation of a proxy will not in any way affect your right to attend and vote at the Special Meeting. See the section titled “The Special Meeting — Revocability of Proxies.”

If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker, or other nominee?

If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker, or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Where can I find the voting results of the Special Meeting?

The preliminary voting results for the Special Meeting are expected to be announced at the Special Meeting. In addition, within four Business Days following certification of the final voting results, Onconetix will file the final voting results of the Special Meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Do Onconetix stockholders have dissenters’ or appraisal rights?

The stockholders of Onconetix are not entitled to dissenters’ or appraisal rights in connection with the proposals at the Special Meeting under Delaware law.

What happens if I sell my shares of Common Stock after the record date but before the Special Meeting?

The record date is earlier than the date of the Special Meeting. If you sell or otherwise transfer your shares of Common Stock after the record date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting.

Who will solicit and pay the cost of soliciting proxies?

Onconetix has engaged Alliance Advisors to assist in the solicitation of proxies for the Special Meeting. Onconetix estimates that it will pay Alliance Advisors a fee of approximately $21,000, plus reimbursement for certain out-of-pocket fees and expenses. Onconetix has agreed to indemnify Alliance Advisors against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Onconetix also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Common Stock. Onconetix directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

What should I do now?

You should read this proxy statement carefully and, in its entirety, including the annexes. Then, you may vote by proxy over the internet, using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, so that your shares will be voted in accordance with your instructions.

How can I find more information about Onconetix?

You can find more information about Onconetix from various sources described in the section titled “Where You Can Find More Information.”

Whom do I call if I have questions about the Special Meeting?

If you have questions about the Special Meeting, or desire additional copies of this proxy statement or additional proxies, you may contact Onconetix’s proxy solicitor:

Alliance Advisors

150 Clove Road, Suite 400

Little Falls, NJ 07424

ONCO@allianceadvisors.com

THE SPECIAL MEETING

This proxy statement is being provided to Onconetix stockholders in connection with the solicitation of proxies by the Onconetix Board for use at the Special Meeting and at any adjournments or postponements thereof. Onconetix stockholders are encouraged to read this entire document carefully, including its annexes and the documents incorporated by reference herein, for more detailed information regarding the share exchange agreement and the transactions contemplated thereby.

Date, Time and Place of the Special Meeting

The Special Meeting will be held on October 27, 2026, beginning at 9:00 a.m., Eastern Time at the offices of Moritt Hock & Hamroff LLP, 400 Garden City Plaza, 2nd Floor, Garden City, NY 11530.

Matters to Be Considered at the Special Meeting

The purpose of the Special Meeting is to consider and vote on each of the following proposals, each of which is further described in this proxy statement:

1.	To approve, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 154,856,150 shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to adjustment, upon conversion of the Company’s Series F Preferred Stock, par value $0.00001 per share (“Series F Preferred Stock”) issued to an investor in a private placement transaction which was completed on July 29, 2026 (the “Series F PIPE Proposal”);

2.	To grant discretionary authority to the Company’s Board of Directors (the “Board”) to amend the Onconetix Amended and Restated Certificate of Incorporation (the “Charter”) in order to effect a reverse stock split of all outstanding shares of the Company’s Common Stock, which amendment shall be substantially in the form appended to the accompanying proxy statement as Annex A (the “Reverse Stock Split Amendment”), at a ratio in the range of 1-for-2 to 1-for-15 (the “Reverse Stock Split”), with the exact ratio to be determined by the Board in its sole discretion, provided that the Reverse Stock Split is completed no later than the one year anniversary date of the Special Meeting (the “Reverse Stock Split Proposal”); and

3.	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

Only business within the purposes described in the Special Meeting notice may be conducted at the Special Meeting.

Recommendation of the Onconetix Board

After careful consideration, the Onconetix Board unanimously recommends that Onconetix’s stockholders vote “FOR” each of the proposals.

Record Date for the Special Meeting and Voting Rights

The record date to determine Onconetix stockholders who are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof is September 23, 2026. At the close of business on the record date, there were 4,380,522 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each Onconetix stockholder is entitled to one vote on each proposal for each share of Common Stock held of record at the close of business on the record date. Only Onconetix stockholders of record at the close of business on the record date are entitled to receive notice of and to vote at the Special Meeting and any and all adjournments or postponements thereof.

A complete list of Onconetix stockholders entitled to vote at the Special Meeting will be available for inspection at Onconetix’s headquarters during regular business hours for a period of no less than 10 days before the Special Meeting at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202.

Quorum; Abstentions and Broker Non-Votes

A quorum of Onconetix stockholders is necessary to conduct business at the Special Meeting. The presence in person or by proxy of the holders of one-third of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting will constitute a quorum. Shares of Common Stock present at the Special Meeting or represented by proxy and entitled to vote, including shares for which an Onconetix stockholder directs an “abstention” from voting, will be counted for purposes of determining a quorum.

If a quorum is not present, the Special Meeting will be adjourned or postponed until the holders of the number of shares of Common Stock required to constitute a quorum attend.

Under applicable rules, banks, brokers or other nominees who hold shares in “street name” on behalf of beneficial owners generally have authority to vote such shares in their discretion on certain “routine” proposals when they have not received voting instructions from the beneficial owners, but do not have such discretionary authority with respect to matters that are “non-routine.” We expect the Reverse Stock Split Proposal and Adjournment Proposal to be considered “routine” matters and the Series F PIPE Proposal to be considered a “non-routine” matter. Accordingly, banks, brokers and other nominees may have discretionary authority to vote uninstructed shares on the Reverse Stock Split Proposal and Adjournment Proposal, but will not have discretionary authority to vote uninstructed shares on the Series F PIPE Proposal. A “broker non-vote” will occur with respect to the Series F PIPE Proposal if a bank, broker or other nominee does not receive voting instructions from the beneficial owner and therefore is not permitted to vote the shares on that proposal. Because we expect the Reverse Stock Split Proposal and Adjournment Proposal to be considered “routine” matters, we expect that there will be no broker non-votes with respect to the Reverse Stock Split Proposal or Adjournment Proposal and that shares voted by banks, brokers or other nominees in their discretion on the Reverse Stock Split Proposal and Adjournment Proposal will be counted for purposes of determining the presence of a quorum.

Required Votes

Assuming a quorum is present, each of the Series F PIPE Proposal and the Reverse Stock Split Proposal require the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

The Adjournment Proposal requires the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting.

An Onconetix stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will have no effect on such proposals, provided that a quorum is otherwise present. An abstention or other failure of any shares present or represented by proxy to vote on such proposals will have no effect on such proposals.

Methods of Voting

Stockholders of Record

If you are an Onconetix stockholder of record, you may vote at the Special Meeting by attending and voting at the Special Meeting, or by proxy over the internet or by mail as described below.

●	By Internet: To vote via the Internet, go to www.cstproxyvote.com to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on [_______], 2026 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

●	By Mail: To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date, and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than [_____], 2026. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.

Unless revoked, all duly executed proxies representing shares of Common Stock entitled to vote at the Special Meeting will be voted at the Special Meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. If you submit an executed proxy without providing instructions for any proposal, your shares will be voted “FOR” each of the proposals.

Beneficial (Street Name) Stockholders

If you hold your shares of Common Stock through a bank, broker, or other nominee in “street name” instead of as a registered holder, you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may have discretionary authority to vote your shares on the Reverse Stock Split Proposal and Adjournment Proposal, which we expect to be considered “routine” matters, but will not have discretionary authority to vote your shares on the Series F PIPE Proposal, which we expect to be considered a “non-routine” matter. See the section titled “The Special Meeting — Quorum; Abstentions and Broker Non-Votes.”

If you hold your shares of Common Stock through a bank, broker, or other nominee in “street name” (instead of as a registered holder), you must obtain a specific control number from your bank, broker or other nominee in order to attend and vote at the Special Meeting. See the section titled “The Special Meeting —Attending the Special Meeting.”

Attending the Special Meeting

If you wish to attend the Special Meeting, you must (i) be an Onconetix stockholder of record at the close of business on September 23, 2026, the record date, (ii) hold your shares of Common Stock beneficially in the name of a broker, bank or other nominee as of the record date or (iii) hold a valid proxy for the Special Meeting.

If you hold your shares of Common Stock beneficially in the name of a broker, bank or other nominee as of the record date, you are also invited to attend the Special Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

Revocability of Proxies

Any Onconetix stockholder giving a proxy has the right to revoke it at any time before the proxy is voted at the Special Meeting. If you are an Onconetix stockholder of record, you may revoke your proxy by any one of the following actions:

●	by sending a signed written notice of revocation to Onconetix’s Corporate Secretary, provided such notice is received no later than the close of business on [_____], 2026;

●	by voting again over the internet as instructed on your proxy card before the closing of the voting facilities at 11:59 p.m., Eastern Time, on [_______], 2026;

●	by submitting a properly signed and dated proxy card with a later date that is received by Onconetix’s Corporate Secretary no later than the close of business on [_______], 2026; or

●	by attending the Special Meeting and requesting that your proxy be revoked, or voting as described above.

Only your last submitted proxy will be considered.

Execution or revocation of a proxy will not in any way affect an Onconetix stockholder’s right to attend and vote at the Special Meeting.

Written notices of revocation and other communications relating to the revocation of proxies should be addressed to:

Onconetix, Inc.
Attention: David A. White, Chief Executive Officer
201 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202

If your shares of Common Stock are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your bank, broker or other nominee and voting your shares at the Special Meeting.

Proxy Solicitation Costs

Onconetix is soliciting proxies on behalf of the Onconetix Board. Onconetix will bear the entire cost of soliciting proxies from Onconetix stockholders. Proxies may be solicited on behalf of Onconetix or by Onconetix directors, officers, and other employees in person or by mail, telephone, facsimile, messenger, the internet or other means of communication, including electronic communication. Onconetix directors, officers and employees will not be paid any additional amounts for their services or solicitation in this regard.

Onconetix will request that banks, brokers, and other nominee record holders send proxies and proxy material to the beneficial owners of Onconetix common stock and secure their voting instructions, if necessary. Onconetix may be required to reimburse those banks, brokers, and other nominees on request for their reasonable expenses in taking those actions.

Onconetix has also retained Alliance Advisors to assist in soliciting proxies and in communicating with Onconetix stockholders and estimates that it will pay Alliance Advisors a fee of approximately $21,000, plus reimbursement for certain out-of-pocket fees and expenses. Onconetix also has agreed to indemnify Alliance Advisors against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Onconetix has previously adopted householding for Onconetix stockholders of record. As a result, Onconetix stockholders with the same address and last name may receive only one copy of this proxy statement. Registered Onconetix stockholders (those who hold shares of Common Stock directly in their name with Onconetix’s transfer agent) may opt out of householding and receive a separate proxy statement or other proxy materials by sending a written request to Onconetix at the address below.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple Onconetix stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Onconetix will promptly deliver a copy of this proxy statement to any Onconetix stockholder who only received one copy of these materials due to householding upon request in writing to: Onconetix, Inc., Attn: David A. White, Chief Executive Officer, at 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202 or by calling (513) 620-4101.

Adjournments

If a quorum is present at the Special Meeting but there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal, then Onconetix stockholders may be asked to vote on the Adjournment Proposal. If a quorum is not present, the presiding officer may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting of the hour, date and place, if any, to which the meeting is adjourned, and the means of remote communications, if any, by which Onconetix stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting. The presiding officer may also adjourn the meeting to another hour, date or place, even if a quorum is present.

At any subsequent reconvening of the Special Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting, and all proxies will be voted in the same manner as they would have been voted at the original convening of the Special Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Assistance

If you need assistance voting or completing your proxy card, or if you have questions regarding the Special Meeting, please contact Alliance Advisors, Onconetix’s proxy solicitor for the Special Meeting, at:

Alliance Advisors

150 Clove Road, Suite 400

Little Falls, NJ 07424

ONCO@allianceadvisors.com

ONCONETIX STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE PROPOSALS

PROPOSAL 1: SERIES F PIPE PROPOSAL

Overview

On July 28, 2026, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “PIPE Investor”), pursuant to which the Company issued and sold to the PIPE Investor an aggregate of 37,812 shares of Series F convertible preferred stock, par value $0.00001 per share (“Series F Preferred Stock”), for an aggregate purchase price of $30,249,600 (the “PIPE Financing”). Concurrently with entering into the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the PIPE Investor, pursuant to which the Company agreed to provide the PIPE Investor with certain registration rights relating to the shares of Common Stock issuable upon conversion of the Series F Preferred Stock, as described below.

On July 27, 2026 the Board of Directors approved the Securities Purchase Agreement, the Registration Rights Agreement and the certificate of designations establishing the preferences, rights and limitations of the Series F Preferred Stock (the “Series F Certificate of Designations”), and consummated such financing on July 29, 2026.

Purpose of the Series F PIPE Proposal

We are subject to the Nasdaq Rules because our Common Stock is currently listed on the Nasdaq Capital Market.

Pursuant to Nasdaq Rule 5635(d), stockholder approval is generally required prior to the issuance by a listed company in a transaction other than a public offering of securities convertible into or exercisable for Common Stock if the issuance could result in the issuance of 20% or more of the Company's outstanding Common Stock or voting power before the issuance at a price that is less than the Nasdaq Minimum Price (as defined in the Nasdaq Listing Rules).

For purposes of determining the maximum number of shares of Common Stock that may be issued upon conversion of the Series F Preferred Stock for which stockholder approval is being sought, the Company has calculated such number using the minimum conversion price of $0.19534 per share permitted under the Certificate of Designations (the “Floor Price”). Based on the Floor Price, the Company is seeking stockholder approval for the issuance of up to 154,856,150 shares of Common Stock upon conversion of the Series F Preferred Stock.

The Series F Preferred Stock was issued in a private placement and is convertible into shares of Common Stock at a variable conversion price, subject to the Floor Price. Because the issuance of shares of Common Stock upon conversion of the Series F Preferred Stock could result in the issuance of more than 20% of the Company’s outstanding Common Stock or voting power under circumstances requiring stockholder approval pursuant to Nasdaq Rule 5635(d), the Series F Certificate of Designations limits the Company’s ability to issue shares of Common Stock upon conversion of the Series F Preferred Stock in excess of the applicable Nasdaq limitations until such stockholder approval has been obtained, as discussed under “Proposal 1: Series F PIPE Proposal.”

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Securities Purchase Agreement, as the transactions have already been consummated and the Series F Preferred Stock has already been issued. We are only asking for approval to issue the shares of Common Stock underlying the Series F Preferred Stock upon conversion thereof. The failure of our stockholders to approve the Series F PIPE Proposal will not negate the existing terms of the documents, which will remain binding obligations of the Company.

Our ability to successfully implement our business plans and growth strategy and ultimately maximize value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs and growth strategy, which we believe would be significantly and adversely affected if our stockholders do not approve the Series F PIPE Proposal. If our stockholders do not approve the Series F PIPE Proposal, the Series F Preferred Stock would not be convertible at certain adjusted conversion prices below a floor price of $0.19534 as described in further detail below. The inability to convert the Series F Preferred Stock to shares of the Company’s Common Stock at adjusted conversion prices may also materially adversely affect the Company’s future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks significantly impairing the operations, assets and ongoing viability of the Company.

In the event stockholder approval for the Series F PIPE Proposal is not obtained at the Special Meeting, we will be required to call another meeting of stockholders no later than [_________], 2026. If, despite the Company’s reasonable best efforts the approval of the Series F PIPE Proposal is not obtained after such subsequent stockholder meeting, the Company is required to cause an additional stockholder meeting to be held semi-annually thereafter until such approval is obtained. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance business plans.

Summary of Series F Preferred Stock

General. Pursuant to the Certificate of Designations, the Company has authorized the issuance of up to 42,000 shares of Series F Preferred Stock, each having a stated value of $1,000 per share (the “Stated Value”). The Company has issued 37,812 shares of Series F Preferred Stock to the PIPE Investor.

Ranking.  The Series F Preferred Stock ranks junior to any Senior Preferred Stock, pari passu with the Company’s Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and senior to the Company’s Common Stock and other junior securities with respect to dividend rights and rights upon liquidation, dissolution and winding up of the Company.

Dividends. Holders of the Series F Preferred Stock are entitled to receive dividends when and as declared by the Company’s board of directors out of funds legally available therefor. In addition, from and after the occurrence, and during the continuance, of any Triggering Event, Default Dividends accrue on the Stated Value of each share of Series F Preferred Stock at a rate of 15.0% per annum until such Triggering Event is cured and are payable by inclusion in the applicable Conversion Amount or upon redemption, as provided in the Certificate of Designations.

Conversion Rights. Each holder may convert all or any portion of its Series F Preferred Stock into shares of the Company’s Common Stock at an initial conversion price of $0.9767 per share, subject to adjustment as provided in the Certificate of Designations.

Alternate Conversion Rights. Following the Stockholder Approval Date, holders may also elect to effect alternate conversions, including following the occurrence of certain Triggering Events, at alternative conversion prices determined pursuant to the Certificate of Designations, in each case subject to the applicable Floor Price and other limitations set forth therein.

Triggering Events. The Certificate of Designations contains customary Triggering Events, including, among other things, the Company’s failure to timely file or maintain the effectiveness of required registration statements, failures relating to share delivery or maintenance of an adequate share reserve, specified payment defaults, certain bankruptcy and insolvency events, suspension of trading of the Common Stock on an Eligible Market, material breaches of the transaction documents, specified change of control events and other customary events. Upon the occurrence of certain Triggering Events, holders are entitled to exercise the alternate conversion rights described above.

Conversion Price Adjustments. The Conversion Price is subject to customary anti-dilution adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar transactions. The Certificate of Designations also provides for adjustments in connection with certain stock combination events, issuances of Variable Price Securities and dilutive issuances, as well as voluntary reductions of the Conversion Price with the consent of the Required Holders, in each case as more particularly described in the Certificate of Designations. Pursuant to the Certificate of Designations, the minimum conversion floor price is $0.19534 per share.

Change of Control; Fundamental Transactions. Upon a Change of Control, holders may require the Company to exchange their Series F Preferred Stock for the applicable Change of Control Election Price in the manner provided in the Certificate of Designations. The Certificate of Designations also restricts the Company from consummating specified Fundamental Transactions unless the successor entity (i) assumes the Company’s obligations under the Certificate of Designations and the other Transaction Documents and holders receive the rights and protections set forth therein, and (ii) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market.

Redemption Rights. The Company has the right, subject to the terms and conditions of the Certificate of Designations, to redeem all or a portion of the outstanding Series F Preferred Stock for cash at a redemption price equal to 125% of the greater of (i) the applicable Conversion Amount and (ii) the value determined by reference to the Conversion Rate and the highest closing sale price of the Common Stock during the applicable measurement period, in each case as provided in the Certificate of Designations.

Voting Rights. Except as required by applicable law or as expressly provided in the Certificate of Designations, the holders of the Series F Preferred Stock have no voting rights. To the extent holders are entitled to vote together with the holders of Common Stock, each share of Series F Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share is then convertible, subject to the applicable beneficial ownership limitations. The holders of the Series F Preferred Stock are not entitled to vote on the proposals being submitted to stockholders at the Special Meeting.

Covenants. The Certificate of Designations contains customary affirmative and negative covenants, including requirements that the Company maintain sufficient authorized shares of Common Stock for issuance upon conversion of the Series F Preferred Stock, comply with specified notice obligations, and restrictions on certain dividends, redemptions, issuances of senior securities, sale or transfer of assets of the Company, and other actions affecting the rights of the holders of the Series F Preferred Stock.

Ownership Limitation. A holder may not convert any shares of Series F Preferred Stock to the extent that, after giving effect to such conversion, the holder and its affiliates would beneficially own more than 4.99% of the Company’s outstanding Common Stock, subject to the holder’s right to increase or decrease such limitation to any percentage not exceeding 9.99% upon 61 days’ prior notice to the Company.

Exchange Right. If the Company consummates certain Subsequent Placements, holders may elect, subject to the terms of the Certificate of Designations, to exchange all or a portion of their Series F Preferred Stock for the securities issued in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at 120% of the Conversion Amount of the Preferred Shares delivered by such Holder in exchange therefor).

Reservation Requirements. So long as any shares of Series F Preferred Stock remain outstanding, the Company must reserve at least 150% of the number of shares of Common Stock necessary to effect the conversion of all outstanding shares of Series F Preferred Stock, assuming conversion at the applicable Floor Price and without regard to the applicable beneficial ownership limitations.

Conditions Precedent to Closing. The obligations of the parties to consummate the PIPE Financing are subject to customary closing conditions, as set forth in the Securities Purchase Agreement.

Required Vote

Assuming a quorum is present at the Special Meeting, approval of the Series F PIPE Proposal requires the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting. Assuming a quorum is present, if an Onconetix stockholder fails to vote, fails to instruct its bank, broker, or other nominee to vote with respect to the Series F PIPE Proposal, or abstains from voting, it will have no effect on the Series F PIPE Proposal.

THE ONCONETIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ONCONETIX STOCKHOLDERS VOTE “FOR” THE SERIES F PIPE PROPOSAL.

PROPOSAL 2: REVERSE STOCK SPLIT PROPOSAL

Reasons for the Reverse Stock Split Proposal

The Board is recommending to the Company’s stockholders for their approval of an amendment that would authorize, but not obligate, the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding and treasury shares of Common Stock at a ratio in the range of 1:2 to 1:15, with the exact ratio to be determined by the Board in its sole discretion following stockholder approval (the “Reverse Stock Split”). The Company believes that the availability of a range of reverse split ratios will provide the Company with the flexibility to select the ratio that it believes will maximize the anticipated benefits of the Reverse Stock Split for the Company and its stockholders. The general description of the reverse split amendment set forth below is a summary only and is qualified in its entirety by and subject to the full text of the form of proposed amendment which is attached as Annex A hereto.

Approval of the proposal would permit (but not require) the Board to effect a single Reverse Stock Split of our issued and outstanding Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-15, with the exact ratio to be determined by the Board in its sole discretion, provided that the Reverse Stock Split is completed no later than the one year anniversary date of the Special Meeting. We believe that enabling the Board to select the ratio within the stated range will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders.

The Board reserves the right to elect to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Depending on the ratio for the Reverse Stock Split determined by the Board, if any, no less than two and no more than fifteen shares of existing Common Stock will be combined into one share of Common Stock. An amendment to our Charter to effect the Reverse Stock Split, if any, will include only the reverse split ratio determined by our Board at that time to be in the best interests of the Company and its stockholders.

The Board’s primary objective in asking for authority to effect an additional reverse split is to provide the Board with additional flexibility to increase the per-share trading price of our Common Stock if the Board determines that doing so is advisable. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment will be abandoned.

On May 27, 2025, the Company appeared before a Nasdaq Hearings Panel (the “Panel”) in connection with its continued listing on The Nasdaq Capital Market. On July 7, 2025, the Panel determined that the Company had regained compliance with the applicable continued listing requirements, including the requirement to maintain a minimum bid price of $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), and the Company’s Common Stock remains listed on The Nasdaq Capital Market. However, there can be no assurance that the Company will continue to satisfy Nasdaq’s continued listing standards. If the Company fails to maintain compliance with the applicable continued listing requirements in the future, Nasdaq may commence delisting proceedings, which could result in the delisting of the Company’s Common Stock.

On February 3, 2026, the Company held a special meeting of stockholders (the “February 2026 Special Meeting”), at which its stockholders approved an amendment to the Charter to effect a reverse stock split of the outstanding shares of Common Stock at a ratio in the range of 1-for-2 to 1-for-50, at any time prior to the one-year anniversary of the February 2026 Special Meeting, with the specific ratio to be determined by the Board without further approval or authorization of the Company’s stockholders. Effective March 25, 2026, the Company implemented a reverse stock split of its outstanding Common Stock at a ratio of 1-for-5 (the “March 2026 Reverse Split”).

On April 30, 2026, the Company held another special meeting of stockholders (the “April 2026 Special Meeting”), at which its stockholders approved an amendment to the Charter authorizing the Board to effect one or more reverse stock splits of the outstanding Common Stock at a ratio in the range of 1-for-2 to 1-for-10, at any time prior to the one-year anniversary of the April 2026 Special Meeting, with the specific ratio or ratios to be determined by the Board without further approval or authorization of the Company’s stockholders, provided that the Company would not effect reverse stock splits pursuant to such authorization that, in the aggregate, exceed 1-for-100. Effective May 21, 2026, the Company implemented a reverse stock split of its outstanding Common Stock at a ratio of 1-for-10 (the “May 2026 Reverse Split”).

Although the Company is currently in compliance with the Bid Price Rule as of the date of this proxy statement and the Board currently has authority to effect additional reverse stock splits at ratios ranging from 1-for-2 to 1-for-10 pursuant to the authorization approved by stockholders at the April 2026 Special Meeting, subject to the aggregate 1-for-100 limitation applicable to such authorization, the Board believes that obtaining the additional authority contemplated by the Reverse Stock Split Proposal is advisable to provide the Company with greater flexibility to respond to future circumstances that could affect the Company’s continued listing on Nasdaq, its ability to raise capital and the marketability and liquidity of the Common Stock. In particular, the Company is pursuing the proposed transaction with Realbotix, LLC (“Realbotix”) and has also completed financing transactions that could result in the issuance of a significant number of additional shares of Common Stock. The Board believes that these transactions, individually or collectively, could affect the trading price of the Common Stock. Accordingly, the Board believes it is prudent to obtain authority to effect a single additional reverse stock split at a ratio of up to 1-for-15 so that the Company has additional flexibility to maintain or regain compliance with the Bid Price Rule, if necessary.

The authority being sought pursuant to the Reverse Stock Split Proposal is in addition to, and will not replace or otherwise affect, the Board’s existing authority to effect additional reverse stock splits pursuant to the authorization approved by stockholders at the April 2026 Special Meeting. Accordingly, if the Reverse Stock Split Proposal is approved, the Board will have the authority, subject to the terms and expiration of each applicable stockholder authorization, to effect additional reverse stock splits under the April 2026 authorization (up to 1-for-10) and a separate Reverse Stock Split at a ratio in the range of 1-for-2 to 1-for-15 pursuant to the authority being sought at the Special Meeting.

The Board believes that having such authority available may provide the Company with an additional means of maintaining or regaining compliance with the Bid Price Rule or other applicable price-based Nasdaq listing requirements, if necessary. The Board further believes that an increase in the market price of our Common Stock resulting from a Reverse Stock Split could potentially improve the marketability and liquidity of our Common Stock and facilitate the Company’s ability to raise capital. However, there can be no assurance that the Reverse Stock Split, if effected, would result in a sustained increase in the market price of our Common Stock or achieve any of these objectives.

If the Company fails to comply with the Bid Price Rule or any other applicable Nasdaq continued listing requirement in the future, the failure of stockholders to grant the discretionary authority contemplated by this proposal could limit the Company’s flexibility to take actions intended to maintain or regain compliance and could inhibit the Company’s ability to conduct capital-raising activities. If Nasdaq delists the Common Stock for failure to comply with applicable continued listing requirements or otherwise, the Common Stock would likely become traded on an over-the-counter market such as that maintained by OTC Markets Group Inc. In that event, interest in the Common Stock may decline and certain institutions may not have the ability to trade in the Common Stock, any of which could have a material adverse effect on the liquidity or trading volume of the Common Stock. If the Common Stock becomes significantly less liquid due to delisting from Nasdaq, the Company’s stockholders may not have the ability to liquidate their investments in the Common Stock as and when desired, and the Company’s ability to maintain or obtain analyst coverage, attract investor interest and access capital may be significantly diminished.

Potential Effects of the Reverse Stock Split Proposal

If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public additional details regarding the Reverse Stock Split (including the final reverse split ratio, as determined by the Board). By voting in favor of the Reverse Stock Split Proposal you are also expressly authorizing the Board to determine not to proceed with, and to defer the timing of, or to abandon, the Reverse Stock Split, in the Board’s sole discretion. In determining whether to implement the Reverse Stock Amendment, if any, following receipt of stockholder approval of the Reverse Stock Split Proposal, and which reverse split ratio to implement, if any, the Board may consider, among other things, various factors, such as:

●	the Company’s ability to maintain its listing on Nasdaq;

●	the historical trading price and trading volume of the Common Stock;

●	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of one or more reverse stock splits on the trading market for the Common Stock in the short and long term;

●	which reverse split ratio would result in the greatest overall reduction in the Company’s administrative costs; and

●	prevailing general market and economic conditions.

Principal Reasons for the Reverse Stock Split

The primary objective for effecting the Reverse Stock Split Amendment, should our Board choose to do so, would be to increase the per-share trading price of our Common Stock. The Reverse Stock Split could provide the Company with additional flexibility to maintain or regain compliance with the Bid Price Rule, the Low Priced Stocks Rule or other applicable Nasdaq continued listing requirements, if necessary in the future. Our Board also believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split could, among other things, help us appeal to a broader range of investors, generate greater investor interest in the Company, improve the perception of our Common Stock as an investment security and assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors.

A reverse stock split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A reverse stock split could help increase analyst and broker interest in the Common Stock, as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a reverse stock split negatively since it reduces the number of shares of Common Stock available in the public market.

If the Reverse Stock Split Proposal is approved and the Board determines that effecting the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board may effect the Reverse Stock Split whether or not the Company is then at risk of delisting from Nasdaq, including for purposes of increasing the per-share trading price of the Common Stock, enhancing the marketability and liquidity of the Common Stock and facilitating capital-raising activities.

Certain Risks Associated with Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Amendment is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as the Company’s financial results, market conditions, the market perception of the Company’s business and other risks, including those set forth below and in the Company’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock. The effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and the Company cannot assure you that the Reverse Stock Split will result in a sustained increase in the price of the Common Stock for any meaningful period of time, or at all. The Board believes that the Reverse Stock Split has the potential to increase the market price of the Common Stock, and therefore may help to satisfy applicable price-based listing requirements. However, the long- and short-term effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock. As of the record date, we have 4,380,522 shares of Common Stock issued and outstanding. There also can be no assurance that the Reverse Stock Split will enhance the Company’s ability to engage in capital raising activities.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in the overall market capitalization of the Company. If the per share market price of the Common Stock does not increase in proportion to the reverse split ratio, then the value of the Company, as measured by the market capitalization of the Company, will be reduced.

Impact of the Reverse Stock Split If Implemented

The Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split Amendment will be that:

●	the number of issued and outstanding shares of Common Stock (and treasury shares, if any), will be reduced proportionately based on the final reverse split ratio, as determined by the Board;

●	based on the final reverse split ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately; and

●	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final reverse split ratio.

The Board does not intend for the reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Depending on the ratio for the Reverse Stock Split determined by the Board, a minimum of two (2) and a maximum of fifteen (15) shares in aggregate of existing Common Stock will be combined into one new share of Common Stock. The table below illustrates the approximate number of shares of Common Stock that would remain outstanding following the Reverse Stock Split at certain illustrative ratios within the range of 1-for-2 to 1-for-15. The information in the following table is based on 4,380,522 shares of Common Stock outstanding as of the record date. The Reverse Stock Split will not affect the total number of authorized shares under our Charter.

Proposed Ratio	Number of Authorized Shares of Common Stock	Shares of Common Stock Issued and Outstanding Prior to Reverse Stock Split**	Approximate Number of Shares of Common Stock Issued and Outstanding Post-Reverse Stock Split*
1-for-2	250,000,000	4,380,522	2,190,261
1-for-10	250,000,000	4,380,522	438,052
1-for-15	250,000,000	4,380,522	292,035

*	Excludes the effect of fractional share treatment.
**	Does not include any shares which may be issued upon conversion of the Series F Preferred Stock.

We are currently authorized to issue a maximum of 250,000,000 shares of our Common Stock. As of the Record Date, there were 4,380,522 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, other than shares issuable in connection with the conversion, exercise, and other rights attached to currently outstanding securities and under the equity line of credit facility entered by among ourselves and an institutional investor in October 2024, and any shares that maybe issuable in connection with our proposed acquisition with Realbotix and related obligations to Realbotix, we do not currently have any plans, proposals we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split Proposal is approved and effected.

Management does not anticipate that the Company’s financial condition, the percentage ownership of Common Stock by management, the number of the Company’s stockholders or any aspect of the Company’s business will materially change as a result of the Reverse Stock Split Amendment. Because the Reverse Stock Split Amendment will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock, the Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the reverse stock split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split Amendment will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq to the extent it is still listed for trading on Nasdaq (other than to the extent it may facilitate compliance with Nasdaq continued listing standards, if applicable). Following the Reverse Stock Split, the Common Stock is expected to continue to be listed on Nasdaq, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP, number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split, if the Reverse Stock Split Proposal is approved by the Company’s stockholder, would become effective upon the filing and effectiveness (the “Effective Time”) of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the Reverse Stock Split Amendment, if filed, would be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and also in the best interest of the Company and its stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time (i) prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware and (ii) before the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests nor the best interests of its stockholders to proceed with the Reverse Stock Split. If the Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split Proposal is approved by the Company’s stockholders at the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split Amendment to effect the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital

The Reverse Stock Split Amendment, if filed with the Secretary of State of the State of Delaware, will not affect the par value of the Company’s stock, which will remain at $0.00001 per share of Common Stock. As a result, the stated capital on the Company’s balance sheet attributable to its Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the reverse stock split ratio selected by the Board. Correspondingly, the Company’s additional paid-in capital account, which consists of the difference between its stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be credited with the amount by which the stated capital is reduced. The Company’s stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians, or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. The Company does not issue physical certificates to stockholders.

No Appraisal Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in the Reverse Stock Split Proposal, and the Company will not independently provide its stockholders with any such rights.

Fractional Shares

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will be entitled to receive a cash payment in lieu thereof. The cash-in-lieu price will be determined by multiplying the closing price of the Common Stock on The Nasdaq Capital Market on the trading day immediately preceding the effective date of the Reverse Stock Split by the applicable reverse stock split ratio (the “Cash-in-Lieu Price”). The amount of cash payable to a stockholder in lieu of a fractional share will be determined based on the Cash-in-Lieu Price and the fractional share to which such stockholder would otherwise be entitled, without interest and subject to applicable withholding taxes. After the Reverse Stock Split is effected, a stockholder will have no further interest in the Company with respect to any fractional share otherwise issuable as a result of the Reverse Stock Split, and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except the right to receive the cash payment described above. Stockholders should be aware that, under the escheat laws of various jurisdictions, amounts due for fractional shares that are not timely claimed after the effective time of the Reverse Stock Split may be required to be paid to the designated agent for the applicable jurisdiction. Stockholders otherwise entitled to receive such amounts who have not received them may thereafter be required to seek payment directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this proxy statement, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. The Company has not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;

●	a tax-exempt or a governmental organization;

●	a real estate investment trust;

●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

●	a regulated investment company or a mutual fund;

●	a dealer or broker in stocks and securities, or currencies;

●	a trader in securities that elects mark-to-market treatment;

●	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

●	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

●	a corporation that accumulates earnings to avoid U.S. federal income tax;

●	a person whose functional currency is not the U.S. dollar;

●	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

●	a person subject to Section 451(b) of the Code; or

●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. A partner in a partnership holding Common Stock should consult its own tax advisor about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Required Vote

Assuming a quorum is present at the Special Meeting, in accordance with Section 242(d)(2) of the Delaware General Corporation Law, approval of the Reverse Stock Split Proposal requires the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting. Assuming a quorum is present, if an Onconetix stockholder fails to vote, fails to instruct its bank, broker, or other nominee to vote with respect to the Reverse Stock Split Proposal, or abstains from voting, it will have no effect on the Reverse Stock Split Proposal.

THE ONCONETIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ONCONETIX STOCKHOLDERS VOTE “FOR” THE Reverse Stock Split PROPOSAL.

PROPOSAL 3: ADJOURNMENT PROPOSAL

The Special Meeting may be adjourned to another time and place if necessary or appropriate to permit the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal.

The Company is asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal.

Required Vote

Assuming a quorum is present at the Special Meeting, approval of the Adjournment Proposal requires the affirmative vote of the majority of the votes cast by stockholders present or represented by proxy and entitled to vote on the matter at the Special Meeting. Assuming a quorum is present, if an Onconetix stockholder fails to vote, fails to instruct its bank, broker, or other nominee to vote with respect to the Adjournment Proposal, or abstains from voting, it will have no effect on the Adjournment Proposal.

THE ONCONETIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ONCONETIX STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information concerning the ownership of our common stock, with respect to: (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

Applicable percentage ownership is based on 4,380,522 shares of common stock outstanding as of the record date.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such securities. In addition, pursuant to such rules, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of [_______], 2026. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Shares of Common Stock Owned
Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percentage
Executive Officers and Directors
David A. White	--	--
Karina M. Fedasz	--	--
Sammy Dorf	--	--
Sarah Romano	--	--
Josh Epstein	--	--
All directors and named executive officers as a group (5 persons)	--	--

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Onconetix, Inc., 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202.
(2)	On May 21, 2026, the Company effected a reverse stock split of all shares of its issued and outstanding Common Stock at a ratio of one-for-ten (1:10). Amounts have been adjusted to reflect the reverse stock split.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

Onconetix has previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this proxy statement from Onconetix. Registered Onconetix stockholders (those who hold shares directly in their name with Onconetix’s transfer agent) may opt out of householding and receive a separate proxy statement or other proxy materials by sending a written request to Onconetix, at the address below.

Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

Requests for additional copies of this proxy statement should be directed to: Onconetix, Inc., 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202, Attention: David A. White, Chief Executive Officer.

OTHER INFORMATION

Other Business

Our Board knows of no other matter to be presented at the Special Meeting. If any additional matter should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting David A. White, c/o Onconetix, Inc., at 201 E. Fifth Street, Suite 1900, Cincinnati, OH 45202. Our telephone number is (513) 620-4101. Information about us is also available at our website at http://www.onconetix.com. However, the information on our website is not a part of this proxy statement and is not incorporated by reference.

Annex A

Reverse Stock Split Amendment

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF ONCONETIX, INC.

Onconetix, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.	The name of the Corporation is Onconetix, Inc.

2.	The Certificate of Incorporation of the Corporation is amended by adding the following new paragraph to the end of Article IV, Section D:

6. Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation, as amended, pursuant to the Delaware General Corporation Law, each [*1 ] ([*]) shares of the Common Stock issued immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, $0.001 par value per share (the “New Common Stock”), without any action by the holder thereof (the “Reverse Stock Split”). No fractional shares of New Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a book entry position which formerly represented shares of Old Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of New Common Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the New Common Stock on The Nasdaq Stock Market LLC at the close of business on the date prior to the Effective Time. Each book entry position that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such book entry position shall have been reclassified and combined; provided, that each person holding of record a book entry position that represented shares of Old Common Stock shall receive, a new book entry position evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.

3.	This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	This Certificate of Amendment shall become effective as of [12:01 a.m.], Eastern Time on [__], 202[__].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [__]th day of [__], 202[__].

By:
David A. White
Chief Executive Officer

Footnote 1: Range equals 1:2 to 1:15

Annex A-1

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ONCONETIX, INC.

THE UNDERSIGNED HEREBY APPOINTS MR. DAVID A. WHITE AS PROXY OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF ONCONETIX, INC. (THE “COMPANY”) HELD OF RECORD BY THE UNDERSIGNED ON SEPTEMBER 23, 2026 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2026, OR ANY ADJOURNMENT THEREOF.

1. To approve, in accordance with Nasdaq Listing Rule 5635, the issuance of up to 154,856,150 shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) subject to adjustment, upon conversion of the Company’s Series F Preferred Stock, par value $0.00001 per share issued to an investor in a private placement transaction which closed on July 29, 2026 (the “Series F PIPE Proposal”).

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

2. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of all outstanding shares of the Company’s Common Stock at a ratio in the range of 1-for-2 to 1-for-15, with the exact ratio to be determined by the Board in its sole discretion (the “Reverse Stock Split Proposal”).

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

3. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Series F PIPE Proposal or the Reverse Stock Split Proposal.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the director nominees and each of the proposals described on this card.

In its discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONCONETIX, INC.

Signature of Stockholder(s)	Date

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.